Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Appoints New Director and Expands Board

HOUSTON, TEXAS – September 5, 2018 – /PRNewswire/ – Group 1 Automotive, Inc. (NYSE: GPI), ("Group 1" or the "Company"), an international, Fortune 500 automotive retailer, announced the appointment of Anne Taylor, a former top executive and Vice Chairman at Deloitte, to its board of directors, effective immediately.

Additionally, the Company expanded the board to a total of 10 directors to accommodate a transition period in preparation for several director retirements over the next two to three years, based on the Company’s retirement age policy for its board.  Ms. Taylor’s appointment brings the total number of independent directors to eight, in addition to the company’s two non-independent directors.

Ms. Taylor held numerous top executive positions at Deloitte over her 30-year career, including Managing Partner of the Houston office, serving as Deloitte’s first Chief Strategy Officer, and responsibility for Deloitte’s global e-business.  While at Deloitte, she was a member of the board, where she served on the U.S. and Global Nominating Committees, the CEO Evaluation Committee, and chaired the Strategic Investment Committee. She also served on the board of Deloitte Consulting LLP.

Group 1’s chairman Steve Quinn commented, “Anne brings a wealth of management, corporate governance, and strategic planning experience to our board that will help us navigate the rapid pace of change in the automotive industry, as well as business overall.”  Group 1’s president and chief executive officer Earl Hesterberg added, “Anne has a great deal of high-level experience dealing with important, relevant issues, such as digital innovation, technology transformation and business disruptors, which will be a great benefit to the Group 1 team.”

Ms. Taylor received a Bachelors of Science and Masters of Science in Engineering from the University of Utah. Ms. Taylor also attended Princeton University for doctorate studies in civil engineering, where she focused on transportation and mobility. She and her husband reside in Houston where she is very active in the community. Ms. Taylor currently serves as chairman of the board of Central Houston, Inc., and has previously served as an executive board member of the Greater Houston Partnership and United Way of Greater Houston.

About Group 1 Automotive, Inc.
Group 1 owns and operates 182 automotive dealerships, 238 franchises, and 48 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com,

www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations, business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
Senior V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com